EXHIBIT 99.1

WeTrade Group Inc. Announces 1-For-185 Reverse Stock Split

BEIJING, June 8, 2023 /PRNewswire/ -- WeTrade Group Inc. ("WeTrade" or the "Company") (NASDAQ: WETG), a global diversified "software as a service" ("SaaS") technology service provider committed to providing technical support and digital transformation tools for enterprises across different industries, today announced that upon the market opening on June 9, 2023, the Company's Common Stock will begin trading on the Nasdaq Capital Market ("Nasdaq") on a one-for-one hundred and eighty-five (1-for-185) post-split (the "Reverse Stock Split") basis under the current symbol "WETG".

The Reverse Stock Split is intended to more expediently enable to Company to regain compliance to achieve a minimum bid price of $1.00 per share for continued listing on Nasdaq, as set forth in Nasdaq Listing Rule 5550(a)(2) (the "Minimum Bid Requirement").

As a result of the Reverse Stock Split, every one-for-one hundred and eighty-five  (185) shares of the Company's Common Stock then issued and outstanding will automatically, and without any action of the Company or any holder thereof, be combined, converted, and changed into one (1) validly issued and non-assessable share of Common Stock. No fractional shares will be issued to any shareholder, and in lieu of issuing any such fractional shares, the fractional shares resulting from the Reverse Stock Split will be rounded up to the nearest whole share of Common Stock.

Except for de minimus adjustments that resulted from the treatment of fractional shares, the Reverse Stock Split did will not have any dilutive effect on our shareholders, since each shareholder holds the same percentage of our Common Stock outstanding immediately following the Reverse Stock Split as such shareholder held immediately prior to the Reverse Stock Split.

About WeTrade Group Inc.

WeTrade Group Inc. is a global diversified "software as a service" ("SaaS") technology service provider which is committed to providing technical support and digital transformation tools for enterprises across different industries. The four business segments of WeTrade Group are YCloud, WTPay,Y-Health and YG.

YCloud is a micro-business cloud intelligent system launched by WeTrade, serving global micro-business industry. YCloud strengthens users' marketing relationship and CPS commission profit management through leading technology and big data analysis. It also helps increase the payment scenarios to increase customers' revenue by multi-channel data statistics, AI fission and management as well as improved supply chain system.

Independently developed by the Company, WTPay supports multiple methods of online payment and eight mainstream digital wallets in over 100 countries to help customers quickly realize global collection and payment business.

Y-Health is the sector focusing on public health business, which engages in developing global business for biological health and medical enterprises. Currently, Y-Health mainly focuses on detection and prevention of epidemic, daily healthcare, traditional Chinese medicines, and others.

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YG is the new energy business segment which mainly provides tools and technical support for the digital new energy industry in the Middle East and Central Asia.

For more information, please visit https://ir.wetg.group.

Forward-Looking Statements

This press release contains information about the Company's view of its future expectations, plans and prospects that constitute forward-looking statements. Actual results may differ materially from historical results or those indicated by these forward-looking statements as a result of a variety of factors including, but not limited to, risks and uncertainties associated with its ability to raise additional funding, its ability to maintain and grow its business, variability of operating results, its ability to maintain and enhance its brand, its development and introduction of new products and services, the successful integration of acquired companies, technologies and assets into its portfolio of products and services, marketing and other business development initiatives, competition in the industry, general government regulation, economic conditions, dependence on key personnel, the ability to attract, hire and retain personnel who possess the technical skills and experience necessary to meet the requirements of its clients, and its ability to protect its intellectual property. The Company's encourages you to review other factors that may affect its future results in the Company's annual reports and in its other filings with the Securities and Exchange Commission.

SOURCE WeTrade Group INC

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